EXHIBIT 99.1
NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION,
HEARING THEREON, AND RIGHT TO APPEAR
TO: ALL HOLDERS OF THE COMMON STOCK OF DENBURY RESOURCES INC. (“DENBURY” OR THE “COMPANY”). PLEASE READ THIS NOTICE CAREFULLY AND COMPLETELY. YOUR RIGHTS WILL BE AFFECTED. IF YOU HOLD DENBURY COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE TRANSMIT THIS NOTICE TO SUCH BENEFICIAL OWNER.
YOU ARE HEREBY NOTIFIED that a proposed settlement (the “Settlement”) has been reached with respect to Harbor Police Retirement System, Derivatively on Behalf of Nominal Defendant Denbury Resources, Inc. v. Gareth Roberts et al., Cause No. 09-09061, pending in the 95th Judicial District Court of Dallas County, Texas (the “Action”), which arises out of allegations that certain current and former officers and directors of Denbury breached their fiduciary duties by, among other things, approving certain executive compensation awards. The terms of the proposed settlement of the Action are set forth in a Stipulation of Settlement dated March 15, 2011 (the “Stipulation”). This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is attached hereto.1 If you own Denbury common stock, your rights may be affected by the Settlement. Please note that because this is a derivative action and not a class action, no individual stockholder has a right to be compensated as a result of the Settlement.
On July 21, 2009, Harbor Police Retirement System (“Plaintiff” or “Harbor Police”) filed its original Verified Shareholder Derivative Petition (the “Original Petition”) in the 95th District Court of Dallas County, Texas, which asserted putative shareholder derivative claims on behalf of Denbury Resources Inc. (“Denbury” or the “Company”) against Gareth Roberts (“Roberts”), Wieland F. Wettstein (“Wettstein”), Michael B. Decker (“Decker”) and Gregory L. McMichael (“McMichael”) (collectively, the “Directors”), which alleged that the Directors breached their fiduciary duties in approving certain compensation awards to Roberts (the “Compensation Claims”). On September 29, 2009, following oral argument, this Court entered an order denying Defendants’ Plea to the Jurisdiction and Special Exceptions to the Original Petition. Defendants sought mandamus in the Fifth District Court of Appeals (the “Appellate Court”), and the Appellate Court issued a Writ of Mandamus on December 1, 2009, directing that the Original Petition be dismissed with leave to replead.
At this time, the Parties engaged in good faith, arm’s length settlement negotiations in an attempt to resolve the Action. Unfortunately, these negotiations did not result in a resolution, although counsel for the parties agreed to remain open to settlement discussions going forward.
On January 22, 2010, Plaintiff filed its First Amended Shareholder Derivative Petition, (the “First Amended Petition”) against the Directors and Michael L. Beatty (“Beatty”), Ronald G. Greene (“Greene”), David I. Heather (“Heather”), and Randy Stein (“Stein”) (collectively, the “Other Defendants”) (together with the Directors, the “Individual Defendants”) (together with the Directors and Denbury, the “Denbury Defendants”) (Plaintiff and the Denbury Defendants collectively, the “Parties”), which, inter alia, reasserted the Compensation Claims against the Directors with additional allegations and asserted additional putative derivative claims against the Directors and Other Defendants regarding Denbury’s acquisition of Encore Acquisition Company (the “Merger”) (the derivative claims related to the merger, the “Merger Derivative Claims”).

[1]	All capitalized terms herein have the same meanings as set forth in the Stipulation.

On February 19, 2010, Plaintiff filed a motion in this Court for leave to file its Second Amended Shareholder Derivative and Class Action Petition, (the “Second Amended Petition”), which was identical to the First Amended Petition with respect to the Compensation Claims and the Merger Derivative Claims, and which asserted new putative class action claims against the Denbury Defendants for allegedly making inadequate proxy disclosures regarding the Merger (the “Merger Class Claims”) (the Merger Derivative Claims and Merger Class Claims collectively, the “Merger Claims”). This Court granted Plaintiff leave to file the Second Amended Petition after a hearing on March 1, 2010, abated the Merger Claims, and took the Directors’ Motion to Dismiss, Motion for Summary Judgment, and Special Exceptions regarding the Compensation Claims under advisement.
On September 15, 2010, this Court held a status conference and heard renewed oral argument from counsel on Defendants’ Motion to Dismiss, Motion for Summary Judgment, and Special Exceptions regarding the Compensation Claims. This Court then, on October 11, 2010, entered an order overruling the Motion to Dismiss, Motion for Summary Judgment, and Special Exceptions (the “Motion”) filed by the Directors and Denbury with respect to the Compensation Claims and dismissing the Merger Claims without prejudice as to the Denbury Defendants.
On October 20, 2010, Denbury and the Directors filed a Petition for Writ of Mandamus (the “Mandamus Petition”) with the Appellate Court challenging this Court’s decision on the Motion. Following the filing of the Mandamus Petition, the Parties renewed discussions regarding a potential settlement. The Parties engaged in good faith, arm’s-length negotiations concerning the possible terms of resolution. The Mandamus Petition remains pending before the Appellate Court, and a decision thereon has been held in abeyance as a result of the Settlement.
As a result of these discussions, the Parties entered into a Memorandum of Understanding (the “MOU”) on January 10, 2011, setting forth the principal terms and conditions of an agreement to settle the Action. The MOU provided that the Parties shall use their good faith best efforts to agree upon and execute an appropriate stipulation of settlement on terms acceptable to all Parties, provide appropriate notice to Denbury’s stockholders as approved by this Court, and will use their best efforts to obtain Final Approval of the Settlement and the dismissal of the Action with prejudice and without costs to any party, except as provided therein.
The MOU also provided for reasonable discovery for Plaintiff for the sole purpose of confirming whether the Settlement is in the best interests of Denbury and its stockholders. Plaintiff reserved the right not to agree to the Settlement following completion of this confirmatory discovery. Upon satisfactory completion of confirmatory discovery provided for in the MOU and following further arm’s length negotiations, the Parties entered into the Stipulation on March 15, 2011.
Under the terms of the Settlement the Company has agreed to adopt certain corporate governance measures. Pursuant to the Settlement, the Company shall, among other things, amend its Related Party Transactions Policy relating to the Company’s directors and executive officers to require (i) the Board of Directors’ (the “Board”) independent directors (or a committee consisting of independent directors) to approve or ratify any Related Party Transactions and (ii) that the Company make timely disclosure on an annual basis of all such transactions that exceed $120,000 in amount. Other corporate governance measures include, among other things, submitting to Denbury stockholders an advisory vote on executive compensation at the 2011 and 2013 annual meetings; amendments to the Company’s documents and policies requiring that at least two-thirds of the Board be independent and the certification of a director’s independence; the adoption of a policy requiring the periodic retention of independent consultants in connection with executive compensation; and the requirement that the Company maintain its current stock ownership guidelines for directors and executives. The Settlement also provides for Denbury to pay Plaintiff’s counsel’s attorneys’ fees and expenses in the amount of $400,000 (the “Proposed Fee Award”), subject to Court approval.
On May 18, 2011, at 9:30 a.m., a hearing (the “Settlement Hearing”) will be held at the 95th District Court, 6th Floor New Tower, 600 Commerce Street, Dallas, Texas 75202, to determine: (1) whether the terms of the Settlement should be approved as fair, reasonable, and adequate; (2) whether the Action should be dismissed with prejudice pursuant to the Settlement; (3) whether the agreed-to Proposed Fee Award described above should be awarded, and (4) such other matters as may be necessary or proper in the circumstances.
Any current Denbury shareholder that objects to the Settlement of the Action shall have a right to appear and to be heard at the Settlement Hearing, and may enter an appearance through counsel of such Person’s own choosing and at such Person’s own expense or may appear on their own. However, no Person other than Plaintiff’s counsel and counsel for the Defendants and the Company shall be heard at the Settlement Hearing unless no later than fourteen (14) days prior to the date of the Settlement Hearing, such Person has filed with the Court and delivered to counsel for the Parties a written notice of objection, signed as authorized by the objecting shareholder, setting forth their ground for opposing the Settlement, and proof of both their status as a current Denbury shareholder and the dates of stock ownership in Denbury. Any objecting shareholder must also file with the Court and deliver to all counsel in the Action (listed below) copies of any documents, exhibits, affidavits, or other evidence the shareholder will rely upon in support of his or her objection. Only current Denbury shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.
If you wish to object to the Settlement, you must file a written objection setting forth the grounds for such an objection and providing proof of current ownership of Denbury stock with the Court on or before May 4, 2011, with service on the following parties:
Michael Wagner
Barroway Topaz Kessler Meltzer & Check, LLP
280 King of Prussia Road
Radnor, PA 19087

Counsel for Plaintiff Harbor Police Retirement System
Rodney Acker
Fulbright & Jaworski L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201
Counsel for Gareth Roberts, Wieland F. Wettstein, Michael B. Decker, and Gregory L. McMichael
Francis M. Munchinski
5320 Legacy Drive
Plano, Texas 75024
Counsel for Nominal Defendant Denbury Resources Inc.
Any Person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding, unless the Court orders otherwise.
Current Denbury shareholders who have no objection to the Settlement or the Proposed Fee Award do not need to appear at the Settlement Hearing or take any other action. If you are a current Denbury shareholder, you will be bound by the Final Order and Judgment of the Court, and you will be deemed to have released any and all claims that have or could have been brought in the Action, including any claim arising from: (i) the transactions, acts, facts, matters or occurrences, representations or omissions alleged, described, set forth, or referred to in the Second Amended Petition or any other pleading in the Action; (ii) Denbury’s compensation policies, practices, and procedures prior to the Effective Date of the Settlement; and (iii) any agreement relating to Gareth Roberts’s compensation, retirement, or status with the Company.
Inquiries may be made to Plaintiff’s counsel: Michael Wagner, Barroway Topaz Kessler Meltzer & Check, LLP, 280 King of Prussia Road, Radnor, PA 19087; telephone: 610-667-7706. Copies of the Second Amended Petition and all other pleadings in this case can be accessed at the Dallas County District Court website, http://www.dallascounty.org/public_access.html.

DATED: March 17, 2011	BY ORDER OF THE COURT
DALLAS COUNTY, TEXAS
DO NOT CONTACT THE CLERK OF THE COURT
REGARDING THIS NOTICE